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                            INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement"), dated as of _________ __, 1999, between HILLIARD LYONS RESEARCH TRUST, a Delaware business trust (the "Trust"), on behalf of the Senbanc Fund, a series of the Trust (the "Fund"), and HILLIARD LYONS RESEARCH ADVISORS (the "Advisor"), a division of J.J.B. Hilliard, W.L. Lyons, Inc., a Kentucky corporation.


     WHEREAS, the Advisor has agreed to furnish investment advisory services to the Trust, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and


     WHEREAS, this Agreement has been approved in accordance with the provisions of the Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

     NOW THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

     1. IN GENERAL. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Fund with respect to the investment of the Fund's assets and to supervise and arrange the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.


     2. DUTIES AND OBLIGATIONS OF THE ADVISOR WITH RESPECT TO INVESTMENTS OF ASSETS OF THE FUND.


          (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Trust's Board of Trustees, the Advisor shall
(i) act as investment advisor for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund;


          (b) The Advisor shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Advisor shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except


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a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; and


          (c) Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

     3.   COVENANTS.


          (a) In the performance of its duties under this Agreement, the Advisor shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objective and policies of the Fund as set forth in its Registration Statement on Form N-1A; and (v) any policies and determinations of the Trust's Board of Trustees;


          (b) The Advisor will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may, subject to the approval of the Trust's Board of Trustees, select brokers on the basis of the research services they provide to the Fund and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In addition, subject to the direction and control of the Trust's Board of Trustees, the Advisor is authorized to take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor), provided that the Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;


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          (c)  The Advisor will maintain books and records with respect to the
Fund's securities transactions and will render to the Trust's Board of Trustees such periodic and special reports as they may request;


          (d) The Advisor will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Advisor makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of its affiliates; and


          (e) The Advisor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.


     4.   EXPENSES PAID BY THE ADVISOR.  Subject to the provisions of
Section 4(c) hereof, the Advisor shall pay the following expenses relating to the management and operation of the Fund:


          (a) All reasonable fees, charges, costs and expenses (collectively, "Costs") and all reasonable compensation of all officers and trustees of the Fund relating to the performance of their duties to the Fund; provided, however, that the Advisor shall not pay any such amounts to any Outside Trustees (for-purposes of this Agreement, an "Outside Trustee" is any trustee of the Fund who is not an "Interested Person," within the meaning of Section 2(a)(19) of the
Act);


          (b) All Costs of office equipment and personnel necessary for the performance of the obligations of the Advisor hereunder; and


          (c) Except as provided in this Section 4 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Advisor any obligation to incur, pay, or reimburse the Fund for any other Costs of or relating to the Fund.

     5. EXPENSES PAID BY THE FUND. Except as provided in Section 4 hereof, the Fund hereby assumes and shall pay all fees, costs and expenses incurred by, or on behalf, or for the benefit of the Fund, including without limitation:


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          (a)  All Costs of any custodian or depository;

          (b)  All Costs for bookkeeping, accounting and auditors' services;

          (c) All Costs of any transfer agent and registrar of shares of the Fund ("Shares");

          (d) All Costs incurred by any Outside Trustee of the Trust in connection with the performance of his duties relating to the affairs of the Fund in such capacity as an Outside Trustee of the Trust;

          (e) All brokers' commissions and other Costs incurred in connection with the execution of Fund portfolio transactions;

          (f) All taxes and other Costs payable by or on behalf of the Fund to federal, state or other governmental agencies;

          (g) All Costs of printing, recording and transferring certificates representing Shares;

          (h) All Costs in connection with the registration of the Fund and the Shares with the Securities and Exchange Commission ("SEC"), and the continuous maintenance of the effectiveness of such registrations, and the registration and qualification of shares of the Fund under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the SEC and other authorities;

          (i) All Costs of preparing, printing and mailing prospectuses, statements of additional information and reports to holders of Shares;

          (j) All Costs of shareholders' and Trustees' meetings and of preparing, printing and mailing all information and documents, including without limitation all notices, financial reports and proxy materials, to holders of Shares;

          (k) All Costs of legal counsel for the Fund and for Trustees of the Trust in connection with the rendering of legal advice to or on behalf of the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Fund has herein assumed whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, Trustees, or officers of the Trust relating to the affairs of the Fund, employees or agents of the Fund; and


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          (l)  All Costs of filing annual and other reports with the SEC and other regulatory authorities.

          In the event that the Advisor provides any of the foregoing services or pays any of these expenses, the Fund promptly shall reimburse the Advisor therefor.


     6.   COMPENSATION OF THE ADVISOR.


          (a) The Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a monthly fee in arrears at an annual rate equal to 0.60% of the average daily value of the Fund's Managed Assets. "Managed Assets" means the total assets of the Fund minus the sum of accrued liabilities (other than the aggregate indebtedness constituting financial leverage). For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

          (b) For purposes of this Agreement, the net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the net asset value of the Fund's shares or delegating such calculations to third parties.

     7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records required to be maintained by Rule 31a-1 under the Act.

     8.   INDEMNITY.

          (a) The Fund hereby agrees to indemnify the Advisor, and each of the Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, officers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened,


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while acting in any capacity set forth herein or thereafter by reason of such
Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance,
(ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

          (b) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

          (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be made in accordance with the immediately preceding clause (2) above.


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          The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

     9. LIMITATION ON LIABILITY. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.


     10. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof, unless sooner terminated with respect to the Fund as provided herein, and shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, or (b) by a vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon giving the Advisor 60 days' notice (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days' written notice (which notice may be waived by the Fund). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the Act.)

     11. NOTICES. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the Act.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Kentucky for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the Act.


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     14.  MISCELLANEOUS.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

     15. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                        HILLIARD LYONS RESEARCH TRUST,
                                        on behalf of the Senbanc Fund


                                        By:
                                             ---------------------    --------
                                             Name:                    Date
                                             Title:

                                       HILLIARD LYONS RESEARCH ADVISORS


                                        By:
                                             ---------------------    --------
                                             Name:                    Date
                                             Title:


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Hilliard Lyons Research Advisors
Hilliard Lyons Center
Louisville, Kentucky 40202

                                                               ________ __, 1999
Hilliard Lyons Research Trust
Hilliard Lyons Center
Louisville, Kentucky 40202

Ladies and Gentlemen:

     We are writing to confirm our understanding that Hilliard Lyons Research Trust (the "Trust") has a nonexclusive, revocable license to use the word "Hilliard Lyons" in its name and that if Hilliard Lyons Research Advisors (the "Advisor") ceases to be an investment advisor to the Trust, the Trust will cease using such name as promptly as practicable, making all reasonable efforts to remove "Hilliard Lyons" from its name including calling a special meeting of stockholders.

     Execution of this letter agreement on behalf of the Fund will signify that the Trust understands that it has a nonexclusive, revocable license to the use of the name "Hilliard Lyons."

                                        HILLIARD LYONS RESEARCH ADVISORS

                                        By:
                                             ---------------------    --------
                                             Name:                    Date
                                             Title:

                                        HILLIARD LYONS RESEARCH TRUST


                                        By:
                                             ---------------------    --------
                                             Name:                    Date
                                             Title:



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